Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this or the “Agreement”) is hereby entered into by and between Sally L. Edwards, an individual (the “Executive”), and DDi Corp., a Delaware corporation, on behalf of itself and all of its subsidiaries (collectively, the “Company”).

Recitals

A. The Executive has been employed by the Company pursuant to an Employment Agreement by and between the Company and the Executive effective as of April 13, 2007 (the “Employment Agreement”), serving as Senior Vice President & Chief Financial Officer of the Company; and

B. The Executive has elected to resign her employment with the Company and any of its parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively referred to herein as the “Company and its Related Entities”) on the terms and conditions set forth in this Agreement.

Agreement

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Effective Date. Except as otherwise provided herein, this Agreement shall be effective on the eighth day after it has been executed by both of the parties (the “Effective Date”).

2. End of Employment. The Executive’s employment with the Company and its Related Entities has ended or will end, effective as of 5:00 p.m. Pacific Time, on October 16, 2009 (the “Termination Date”). The Executive resigns as a director and/or officer of the Company and its Related Entities effective as of 5:00 p.m. Pacific Time, on the Termination Date.

3. Continuation of Benefits After the Termination Date. Except as expressly provided in this Agreement or in the plan documents governing the Company’s employee benefit plans, after the Termination Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company and its Related Entities, including, without limitation, medical, dental and life insurance benefits, and the Company’s 401(k) retirement plan; provided, however, that nothing in this Agreement shall waive the Executive’s right to any vested amounts in the Company’s 401(k) retirement plan, which amounts shall be handled as provided in the plan.

4. COBRA Benefits. The Company shall (i) pay on behalf of the Executive, to the extent permitted by the COBRA provider; or (ii) provide reimbursement, of insurance premiums payable by the Executive to continue the Executive’s group health coverage for herself and eligible dependents pursuant to COBRA (if the Executive timely elects COBRA coverage) for the first twelve (12) months following the Termination Date (the “Severance Period”), as long as the Executive has not revoked this Agreement as provided in Section 17(c), below, and the Company has received a signed original of this Agreement.

5. Normal Salary Through Termination Date. Within one business day after the Termination Date, the Company shall pay the Executive the prorated portion of her salary earned but unpaid through the Termination Date, plus payment for 102.82 hours of accrued but unused vacation time. The Company also shall reimburse any business expenses incurred by the Executive in accordance with the Company’s business expense policy prior to the Termination Date, provided that the Executive has submitted all required supporting documentation and the expense was properly incurred.

6. Severance Payment. In return for the Executive’s promises in this Agreement, the Company will provide Executive with a severance payment in the gross amount of Two Hundred and Fifty Thousand Dollars $250,000, which is equal to twelve months of base salary (“Severance Payment”), less deductions required by law, as long as the Executive has not revoked this Agreement as provided in Section 17(c), below, and the Company has received a signed original of this Agreement. The Severance Payment shall be paid as follows: the first payment shall be in the amount of one hundred thousand dollars ($100,000) and shall be paid within eight business days following the Effective Date. The remaining payments shall equal a total of one hundred and fifty thousand dollars ($150,000) and shall be paid to the Executive in twelve (12) equal consecutive payments commencing in November 2009 on the first business day of the month. The payments shall be made, at the option of the Executive, by checks mailed to the Executive or direct deposit to an account specified by the Executive. The Executive understands that she will not receive any portion of the Severance Payment if she revokes this Agreement as provided in Section 17(c) of this Agreement or the Company has not received a signed original of this Agreement. The Company may delegate the payment obligation under this Section 6 to its operating subsidiary, Dynamic Details, Inc., provided that the Company shall remain fully responsible for performing the payment obligations as set forth herein.

7. Stock Options and Restricted Stock. As long as the Executive has not revoked this Agreement as provided in
Section 17(c), below, the Company will accelerate the vesting of 13,333 restricted share units scheduled to vest on October 28, 2009 and 6,667 shares of unvested restricted shares scheduled to vest on December 4, 2009, held by the Executive, effective on the Termination Date. All outstanding unvested stock options to purchase shares of common stock of the Company, $0.001 par value per share, previously granted to the Executive and all other unvested shares of restricted stock or restricted stock units shall be cancelled as of the Termination Date.

8. Bonus Payment. As long as the Executive has not revoked this Agreement as provided in Section 17(c), below, the Company will provide the Executive with a payment in an amount equal to the pro-rata portion of any bonus payment that would have been due to the Executive under Section 3(b) of the Employment Agreement had the Executive been employed by the Company as of the last day of the fiscal year during which such termination occurred, calculated as the product of the bonus, if any (as determined pursuant to Section 3(b) of the Employment Agreement) multiplied by a fraction, the numerator equal to the number of days from the start of the applicable fiscal year through the Termination Date, and the denominator being 365, less deductions required by law.

9. Legal Reimbursement Payments. The Company and the Executive have agreed upon an amount of the Executive’s actual legal fees and costs owed to Mitchell Silberberg & Knupp LLP (“MSK”) that the Company shall pay to MSK (the “MSK Payment”). The Executive and the Company have agreed that notwithstanding anything to the contrary herein or in any other agreement, the MSK Payment constitutes the total obligation of the Company to the Executive relating to her legal representation expenses owing to MSK arising out of her employment with the Company.

10. Effect of Subsequent Employment. If the Executive accepts any employment at any time prior to the expiration of the Severance Period, and as a result becomes covered under an employer’s group health plan, the Company’s obligation to reimburse premiums for insurance coverage under COBRA or otherwise will be extinguished as of the date the Executive begins receiving coverage under the group health plan of the Executive’s new employer.

11. Acknowledgement of Total Compensation and Indebtedness. The Executive acknowledges and agrees that the COBRA benefits, cash payments and other payments under Sections 4 through 9 of this Agreement extinguish any and all obligations for monies, or other compensation or benefits that the Executive claims or could claim to have earned or claims or could claim is owed to her as a result of her employment by the Company and its Related Entities through the Termination Date, under the Employment Agreement or otherwise.

12. Tax Consequences. The Executive acknowledges that (a) the Company has not made any representations to her about, and that she has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of any payment provided under this Agreement and/or her exercise of any stock options, including, but not limited to, the applicability of Section 409A of the Internal Revenue Code, and (b) she has consulted or will consult with her own tax advisors as to any such tax consequences.

13. Status of Related Agreements and Future Employment.

a. Agreements Between the Executive and the Company. The Executive and the Company agree that, in addition to this Agreement, (i) the Employment Agreement; (ii) the Restricted Stock Unit Award Agreement dated October 28, 2008 (the “Restricted Stock Unit Award Agreement”); (iii) the Restricted Stock Agreement dated December 4, 2007 (the “Restricted Stock Agreement”); and (iv) the Stock Option Award Agreement dated April 4, 2006 and the Stock Option Award Agreement dated February 26, 2007 (collectively, the “Stock Option Award Agreements”); are the only other executed agreements between the Company and the Executive relating to the Executive’s employment.

b. Employment Agreement. The parties agree that the Employment Agreement shall be terminated as of the Termination Date. Notwithstanding the termination of the Employment Agreement, the Executive acknowledges that the duties and obligations set forth in Section 5 of the Employment Agreement extend beyond the Termination Date. In the event that any provision of this Agreement conflicts with Section 5 of the Employment Agreement, the terms and provisions of the section(s) providing the greatest protection to the Company and its Related Entities shall control.

c. Restricted Stock Unit Award Agreement. The parties hereto agree that as long as the Executive has not revoked this Agreement as provided in Section 17(c), the Restricted Stock Unit Award Agreement shall be amended as set forth in Section 7 herein, effective upon the Termination Date.

d. Restricted Stock Agreement. The parties hereto agree that as long as the Executive has not revoked this Agreement as provided in Section 17(c), the Restricted Stock Award Agreement shall be amended as set forth in Section 7 herein, effective upon the Termination Date.

e. Termination of Stock Option Award Agreements. The parties hereto agree that the Stock Option Award Agreements shall be terminated at such time as the vested options expire pursuant to the terms of the Stock Option Award Agreements.

14. Release by the Executive. Except as otherwise expressly provided in this Agreement, the Executive, for herself and her heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, stockholders, owners, officers, directors, employees, consultants, attorneys (solely in their capacity as counsel for the Company and its Related Entities) auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Company Releasees”), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive’s Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date (“Claims”), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, relocation, remuneration, investigation, or cessation of employment of the Executive by any of the Company Releasees, the Executive’s tenure as an employee and/or an officer of any of the Company Releasees, any agreement or compensation arrangement between the Executive and any of the Company Releasees (including, without limitation, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive’s Affiliates in equity capital or rights in equity capital or other securities of any of the Company Releasees, to the maximum extent permitted by law, except that Executive does not release any claims for vested benefits, including, but not limited to, vested restricted stock or stock options. The Executive specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws, and other provisions of the California Labor Code; or any other state or federal law, rule, or regulation dealing with the employment relationship or operating a publicly held business. With the exception of the agreement for the Voluntary Legal Fee Payments in Section 9 herein, nothing contained in this Section 14 or any other provision of this Agreement shall release or waive any right that the Executive has to indemnification and/or reimbursement of expenses by the Company with respect to which the Executive may be eligible as provided in the Certificate of Incorporation of the Company, the Bylaws of the Company, any applicable directors and officers, errors and omissions, umbrella or general liability insurance policies, any applicable indemnification agreements and any other applicable statutory provision relating to indemnification or reimbursement nor prevent the Executive from cooperating in an investigation by the Equal Employment Opportunity Commission (“EEOC”) or from filing an EEOC charge other than for personal relief. In accordance with California law, the Executive retains whatever rights she may have under California Labor Code Section 2802 (“Section 2802”) and the Company retains its rights to deny any claim under Section 2802 based on conduct by the Executive that was outside the course and scope of her duties as an employee of the Company.

15. Waiver of Civil Code Section 1542.

a. The Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected. The Executive expressly waives and relinquishes any and all rights she may have under California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

b. The Executive expressly waives and releases any rights and benefits which she has or may have under any similar law or rule of any other jurisdiction. It is the intention of the Executive through this Agreement to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

16. Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which she might otherwise have had against the Company or any of the Company Releasees regarding any actions which occurred prior to the date that the Executive signed this Agreement, except that the Executive is not prevented from cooperating in an investigation by the EEOC or from filing an EEOC charge other than for personal relief.

17. Review and Revocation Rights. The Executive hereby is advised of the following:

a. The Executive has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

b. The Executive has twenty-one (21) days from her receipt of this Agreement to consider it; and

c. The Executive has seven (7) days after signing this Agreement to revoke this Agreement, and this Agreement will not be effective until that revocation period has expired without exercise. The Executive agrees that in order to exercise her right to revoke this Agreement within such seven (7) day period, she must do so in a signed writing delivered to the Company’s General Counsel before the close of business on the seventh calendar day after she signs this Agreement.

18. Confidentiality of Agreement. After the execution of this Agreement by the Executive, neither the Executive, her attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by the Executive to her attorney, tax advisors. financial advisors and/or immediate family members, or as may be required by law. The Executive may disclose a copy of this Agreement or the contents thereof if, prior thereto, the Agreement has been publicly disclosed by the Company.

19. No Filings. The Executive represents that she has not filed any lawsuits, claims, charges or complaints against the Company Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement; that she will not do so at any time hereafter based upon events prior to the date of execution of this Agreement; that she will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Company Releasees or voluntarily appear or invite a subpoena to testify in any such legal proceeding; and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of the Executive based upon events occurring prior to the execution of this Agreement, the Executive will request such agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice. This Section 19 shall not prohibit the Executive from challenging the validity of the ADEA release in Section 16 of this Agreement. It shall not be a breach of this Section 19 for Executive to testify truthfully in any judicial or administrative proceeding.

20. Confidential and Proprietary Information. The Executive acknowledges that certain information, observations and data obtained by her during the course of or related to her employment with the Company and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute Proprietary Information as defined in Section 5 of the Employment Agreement. The Executive represents and warrants that she has returned all files, customer lists, financial information and other property of the Company and its Related Entities that were in the Executive’s possession or control without retaining copies thereof. The Executive further represents and warrants that she does not have in her possession or control any files, customer lists, financial information or other property of the Company and its Related Entities. In addition to her promises in Section 5 of the Employment Agreement, the Executive agrees that she will not disclose to any person or use any such information, observations or data without the written consent of the Chief Executive Officer or Board of Directors of the Company. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if she is contacted by any third person requesting such information, she will notify the Company’s Chief Executive Officer as soon as is reasonably practicable after receiving notice and will cooperate with the Company and its Related Entities in minimizing the disclosure thereof.

21. Prohibited Activities.

a. Non-Solicitation, Non-Interference. The Executive agrees that for the Severance Period she will not to induce or attempt to induce any then existing employee or contractor to leave their employment with or service to the Company (including affiliates), or to employ or seek to employ any such person who was employed by or a consultant to the Company during the preceding three (3) months, provided that the latter restriction shall not apply with respect to any person involuntarily terminated by the Company, and provided further that this exception shall not release any such person from his/her obligations to the Company (including affiliates).

b. Scope of Restrictions. The Executive agrees that the restrictions in Subsection (a) above is reasonable and necessary to protect the Company’s trade secrets and that they do not foreclose the Executive from working in the printed circuit board manufacturing and assembly industry generally or for any employer outside of the United States. To the extent that any of the provisions in this Section 21 are held to be overly broad or otherwise unenforceable at the time enforcement is sought, the Executive agrees that the provision shall be reformed and enforced to the greatest extent permissible by law. The Executive further agrees that if any portion of this Section 21 is held to be unenforceable, that the remaining provisions of it shall be enforced as written.

22. Remedies. The Executive acknowledges that any unfair competition or misuse of trade secret or Proprietary Information belonging to the Company and its Related Entities, or any violation of Section 5 of the Employment Agreement, and any violation of Sections 18, 19, 20 and 21 of this Agreement, will result in irreparable harm to the Company and its Related Entities, and therefore, the Company and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief. To the extent there is any conflict between Section 5 of the Employment Agreement and this Section 22, the provision providing the greatest protection to the Company and its Related Entities shall control. In addition, in the event of a breach of any provision of this Agreement by the Executive, including Sections 18, 19, 20 and 21 the Executive shall forfeit, and the Company and its Related Entities may cease paying, any unpaid installments of the Severance Payment and providing any further benefits under Sections 4 through 9 above and the Company and its Related Entities shall, without excluding other remedies available to them, be entitled to an award in the amount of all installments of the Severance Payment made by the Company to the Executive.

23. Cooperation Clause.

a. To facilitate the orderly conduct of the Company and its Related Entities’ businesses, for the Severance Period, the Executive agrees to cooperate, at no charge, with the Company and its Related Entities’ reasonable requests for information or assistance related to the business of the Company at the time of her employment.

b. For the Severance Period, the Executive agrees to cooperate, at no charge, with the Company’s and its Related Entities’ and its or their counsel’s reasonable requests for information or reasonable assistance related to (i) any investigations (including internal investigations) and audits of the Company and its Related Entities’ management’s current and past business conduct and business and accounting practices and (ii) the Company and its Related Entities’ defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action bearing upon the Company’s business or accounting practices which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company and its Related Entities. The Company will promptly reimburse Executive for her reasonable, customary and documented out-of-pocket business expenses in connection with the performance of her duties under this Section 22. Except as required by law or authorized in advance by the Board of Directors of the Company, the Executive will not communicate, directly or indirectly, with any third party, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against the Company and its Related Entities or any of their directors or officers is being contemplated (provided however, that this restriction shall not be applicable if the Executive is threatened to be named or is named as a party in a contemplated or actual legal action, unless the Company is providing for joint representation for it and the Executive in the threatened or actual legal action), concerning the management or governance of the Company and its Related Entities, the operations of the Company and its Related Entities, the legal positions taken by the Company and its Related Entities, or the financial status of the Company and its Related Entities. If asked about any such individuals or matters, the Executive shall say: “I have no comment,” and shall direct the inquirer to the Company. The Executive acknowledges that any violation of this Section 23 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and its Related Entities for injunctive relief.

24. No Future Employment. The Executive understands that her employment with the Company and its Related Entities will irrevocably end as of the Termination Date and will not be resumed at any time in the future. The Executive agrees that she will not apply for, seek or accept employment by the Company and its Related Entities at any time, unless invited to do so by the Company and its Related Entities.

25. Non-disparagement. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about the Company and its Related Entities and any director, officer or manager and/or the products and services of these entities to any third party. The Company, on behalf of itself and its Related Entities, agrees that it will not authorize or condone the communication of disparaging or derogatory statements about the Executive. Neither truthful testimony in a judicial or administrative proceeding nor factually accurate statements in legal or public filings shall violate this provision.

26. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

27. Dispute Resolution. The parties hereby agree that all disputes, claims or controversies between them, including any arising in connection with this Agreement (except for injunctive relief sought by either party), and between the Executive and any of the Company’s affiliated entities and the successor of all such entities, and any director, shareholder or employee of the Company, will be resolved in accordance with Section 12 of the Employment Agreement, except for its attorneys’ fee provision.

28. Attorneys’ Fees. Except as otherwise provided herein, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, including any purported breach of this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including reasonable attorneys’ fees.

29. Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

30. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

31. Entire Agreement. This Agreement represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

32. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

33. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

34. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

35. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive’s rights under this Agreement are not assignable, except to her estate.

36. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile (except for legal process); or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

If to the Company:	DDi Corp.
1220 Simon Circle
Anaheim, California 92806
Attn: General Counsel
Fax No. (714) 688-7644

If to Executive:	Ms. Sally L. Edwards
216 16th Place, #A
Costa Mesa, CA 92627

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender’s machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender’s machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto, unless in-house counsel is named in this Agreement to received formal notice on behalf of the Company.

37. Miscellaneous Provisions.

a. The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

b. Both parties have participated in the drafting of this Agreement with the assistance of counsel to the extent they desired. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

c. Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party’s performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

d. Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by her or it in entering into this Agreement.

e. Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. All references to “business day” mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

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f. Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

EACH OF THE PARTIES ACKNOWLEDGES THAT SHE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND, WITH RESPECT TO THE EXECUTIVE, SHE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:	DDi CORP.

	By:	/S/ MIKEL H. WILLIAMS
MIKEL H. WILLIAMS
Chief Executive Officer and President

EXECUTIVE:		/S/ SALLY L. EDWARDS
SALLY L. EDWARDS